10.1 First Amendment Agreement to Term Loan Agreement with First Union Bank of Connecticut.

                            FIRST AMENDMENT AGREEMENT
                            -------------------------

            AGREEMENT, dated as of July 31, 1997, among SEMICONDUCTOR PACKAGING MATERIALS CO., INC., a Delaware corporation, ASP REALTY COMPANY, a Delaware corporation, AMERICAN SILICON PRODUCTS, INC., a Delaware corporation, POLESE COMPANY, INC., a California corporation, RETCONN INCORPORATED, a Connecticut corporation, SPM HOLDINGS CORPORATION, a Delaware corporation, TYPE III, INC., a California corporation and FIRST UNION BANK OF CONNECTICUT, a Connecticut banking corporation.

                                   Background
                                   ----------

            A. Capitalized terms not otherwise defined shall have the meanings ascribed to them in the Credit Agreement dated January 23, 1997, between Semiconductor Packaging Materials Co., Inc. and First Union Bank of Connecticut (as modified, amended, restated or supplemented from time to time, the "Credit Agreement")

            B. The Borrower and the Subsidiary Guarantors have requested that the Lender modify certain terms and conditions of the Credit Documents, among other things, to allow Retconn Incorporated to purchase all of the issued and outstanding capital stock of S.T. Electronics, Inc.

            C. The Lender has agreed to the Borrower's and the Subsidiary Guarantor's requests subject to the terms and conditions of this Agreement.

                                    Agreement
                                    ---------

            In consideration of the Background, which is incorporated by reference, the parties, intending to be legally bound, agree as follows:

1. Modifications. All of the terms and provisions of the Credit Agreement and the other Credit Documents shall remain in full force and effect except as follows:

      (a) The word "and" contained in Section 9.5 (f) of the Credit Agreement is deleted, the period at the end of Section 9.5 (g) of the Credit Agreement is deleted and ";and" is substituted therefor, and the following is added as Section 9.5 (h) to the Credit Agreement:


                  (h)   the ST Acquisition Indebtedness

      (b) The word "and" contained in Section 9.6 (g) of the Credit Agreement is deleted, the period at the end of Section 9.6 (h) of the Credit Agreement is deleted and ";and" is substituted therefor, and the following is added as Section 9.6 (i) to the Credit Agreement:

                  (i) Retconn Incorporated may effect the ST Acquisition pursuant to the ST Acquisition Documents (and the Borrower may guaranty the ST Acquisition Indebtedness)

      (c) Section 9.10 of the Credit Agreement is deleted and the following is substituted therefor:

      9.10 Maximum Leverage Ratio. The Borrower, on a consolidated basis, shall maintain: (a) as at March 31, 1997and June 30, 1997, a Leverage Ratio of not more than 2.50 to 1.00; (b) as at September 30, 1997, a Leverage Ratio of not more than 3.40 to 1.00; (c) as at December 31, 1997, and March 31, 1998, a Leverage Ratio of not more than 3.00 to 1.00; (d) as at June 30, 1998 and September 30, 1998 a Leverage Ratio of not more than 2.25 to 1.00; and (f) as at the end of each subsequent fiscal quarter, a Leverage Ratio of not more than
2.00 to 1.00.


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


      (d)   The following terms are added after the definition of "SEC" in
            Section 11.1 of the Credit Agreement:

      "ST Acquisition" shall mean the acquisition by Retconn Incorporated of all of the issued and outstanding capital stock of S.T. Electronics, Inc., a California corporation pursuant to the ST Acquisition Documents for the purchase price of not more than $3,450,000.

      "ST Acquisition Documents" shall mean the Stock Purchase Agreement dated as of July 30, 1997, as amended by the First Amendment dated July 31, 1997, and all other agreements executed in connection therewith which shall be assigned to the Lender to secure the Obligations.

"ST Acquisition Indebtedness" shall mean the principal amount of $2,000,000 to be incurred by Retconn Incorporated plus the amount of the net worth adjustment, if any, as provided in the ST Acquisition Documents (and guaranteed by the Borrower) in connection with the ST Acquisition, evidenced by a promissory note bearing interest at a rate of 7% per annum which indebtedness shall be unsecured and shall be payable quarterly based on a straightline amortization basis over a five-year term.

      (e) The definition of "Subsidiary Guarantor" contained in Section 11.1 of the Credit Agreement is deleted and the following is substituted therefor:

                  "Subsidiary Guarantor" shall mean initially, ASP Realty
            Company, American Silicon Products, Inc., Polese Company, Inc., Retconn Incorporated, SPM Holdings Corporation and Type III, Inc.

      (f) The following is added after the current language of Section 9.3 of the Credit Agreement:

                  Notwithstanding the foregoing, the Borrower shall have the right to implement a share repurchase program under which on or prior to December 31, 1998, it shall have the right to repurchase its publicly traded common stock from time to time from its shareholders for an aggregate purchase price of not more than $2,000,000.

2. Conditions Precedent. The Lender's obligations under this Agreement are contingent upon the Lender's receipt of the following, all in form, scope and content acceptable to the Lender in its sole discretion:

      (a) Amendment Agreement. This Agreement duly executed by the parties hereto;

      (b) ST Documents. The Stock Purchase Agreement dated as of July 30, 1997, among Retconn Incorporated, the Borrower, Niwatana Chaimongkol, Somnuk Thongkumthamachart and S.T. Electronics, Inc. and all agreements executed in connection therewith;

      (c) Amendment Fee. Payment to Lender of the amendment fee in the amount of $12,500;

      (d) Legal Fees. Payment to the Lender of all legal fees and expenses incurred by the Lender in connection with this Agreement; and

      (e) Other. Such other agreements and instruments as the Lender shall require.


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3.    Reaffirmation By Borrower. The Borrower acknowledges and agrees, and reaffirms, that it is legally, validly and enforceably indebted to the Lender under the Notes without defense, counterclaim or offset, and that it is legally, validly and enforceably liable to the Lender for all costs and expenses of collection and attorneys' fees related to or in any way arising out of this Agreement, the Credit Agreement, the Notes and other Credit Documents. The Borrower hereby restates and agrees to be bound by all covenants contained in the Credit Agreement and the other Credit Documents and hereby reaffirms that all of the representations and warranties contained in the Credit Agreement remain true and correct in all material respects. The Borrower represents that except as set forth in the Credit Agreement, there are not pending or to the Borrower's knowledge threatened, legal proceedings to which the Borrower or any of the Subsidiary Guarantors is a party or which materially or adversely affect the transactions contemplated by this Agreement or the ability of the Borrower or any of the Subsidiary Guarantors to conduct its business. The Borrower acknowledges and represents that the resolutions of the Borrower dated January 23, 1997, remain in full force and effect and have not been amended, modified, rescinded or otherwise abrogated.

4. Reaffirmation by the Subsidiary Guarantors. Each of the Subsidiary Guarantors acknowledges that each is legally and validly indebted to the Lender under the Subsidiary Guaranty of each without defense, counterclaim or offset. Each of the Subsidiary Guarantors affirms that the Subsidiary Guaranty of each remains in full force and effect and acknowledges that the Subsidiary Guaranty of each encompasses, without limitation, the amount of the Loan, as modified herein.

5. Reaffirmation re: Collateral. The Borrower and the Subsidiary Guarantors reaffirm the liens, security interest and pledges encumbering the Security Agreement Collateral to secure the obligations of each thereunder.

6. Other Representations by Borrower and Subsidiary Guarantors. The Borrower and the Subsidiary Guarantors each represents and confirms that (a) no Default or Event of Default has occurred and is continuing and the Lender has not given its consent to or waived any Default or Event of Default and
      (b) the Credit Agreement and the other Credit Documents are in full force and effect and enforceable against the Borrower and the Subsidiary Guarantors in accordance with the terms thereof. The Borrower and the Subsidiary Guarantors each represents and confirms that as of the date hereof, each has no claim or defense (and the Borrower and the Subsidiary Guarantors each hereby waive every claim and defense) against the Lender arising out of or relating to the Credit Agreement and the other Credit Documents or the making, administration or enforcement of the Loans and the remedies provided for under the Credit Agreements.

7. No Waiver By Lender. The Borrower and the Subsidiary Guarantors each acknowledges that (a) by the execution by each of this Agreement, the Lender is not waiving any Default, whether now existing or hereafter occurring, disclosed or undisclosed, by the Borrower under the Credit Documents and (b) the Lender reserves all rights and remedies available to it under the Credit Documents and otherwise.

8.    Miscellaneous

      (a) This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by facsimile transmission), and all of


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            said counterparts taken together shall be deemed to constitute one and the same instrument.

      (b) This Agreement and the rights and the obligations of the parties hereunder shall be governed by, and construed in accordance with, the laws of the State of Connecticut.

      (c) This Agreement shall be deemed a Credit Document under the Credit Agreement for all purposes.


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


      The parties have executed this agreement as of the date first written above.


                                               SEMICONDUCTOR PACKAGING
                                               MATERIALS CO., INC.

                                               By: /s/ Andrew A. Lozyniak
                                                  ---------------------------
                                                  Name:  Andrew A. Lozyniak
                                                  Title: Treasurer and Secretary


                                               ASP REALTY COMPANY

                                               By: /s/ Andrew A. Lozyniak
                                                  ---------------------------
                                                  Name:  Andrew A. Lozyniak
                                                  Title: Assistant Treasurer and
                                                         Assistant Secretary


                                               AMERICAN SILICON PRODUCTS, INC.

                                               By: /s/ Andrew A. Lozyniak
                                                  ---------------------------
                                                  Name:  Andrew A. Lozyniak
                                                  Title: Assistant Treasurer and
                                                         Assistant Secretary


                                               POLESE COMPANY, INC.

                                               By: /s/ Andrew A. Lozyniak
                                                  ---------------------------
                                                  Name:  Andrew A. Lozyniak
                                                  Title: Treasurer and Secretary


                                               RETCONN INCORPORATED

                                               By: /s/ Andrew A. Lozyniak
                                                  ---------------------------
                                                  Name:  Andrew A. Lozyniak
                                                  Title: Treasurer and Secretary


                                               SPM HOLDINGS CORPORATION

                                               By: /s/ Andrew A. Lozyniak
                                                  ---------------------------
                                                  Name: Andrew A. Lozyniak
                                                  Title: Treasurer and Secretary


                                               TYPE III, INC.
                                               By: /s/ Andrew A. Lozyniak
                                                  ---------------------------
                                                  Name: Andrew A. Lozyniak
                                                  Title: Treasurer and Secretary


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                                                 Lender:

                                                 FIRST UNION BANK OF CONNECTICUT
                                                 By
                                                    ---------------------------
                                                    Name:
                                                    Title:


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